          As filed with the Securities and Exchange Commission on July 10, 1997

                                                Registration No. 333-___________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                _______________


                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                _______________


                              HOLLYWOOD PARK, INC.
               (Exact name of issuer as specified in its charter)


                Delaware                             95-3667491
       (State or other jurisdiction               (I.R.S. employer
     of incorporation or organization)         identification number)


                           1050 South Prairie Avenue
                              Inglewood, CA 90301
                                 (310) 419-1500


                    1990 STOCK OPTION PLAN OF BOOMTOWN, INC.
                  1992 DIRECTOR OPTION PLAN OF BOOMTOWN, INC.
                            (Full title of the Plan)

                                                        Copy to:
                                                        -------
   G. Michael Finnigan                               Al Segel, Esq.
   Hollywood Park, Inc.                            Ashok Mukhey, Esq.
1050 South Prairie Avenue                         Irell & Manella LLP
   Inglewood, CA 90301                    1800 Avenue of the Stars, Suite 900
     (310) 419-1500                              Los Angeles, CA 90067
                                                     (310) 277-1010
(Name, address including zip code
and telephone number, including
area code, of registrants' agent
for service)


                        CALCULATION OF REGISTRATION FEE
================================================================================

                                                                Proposed           Proposed
                                             Amount to be        Maximum           Maximum
            Title of                          Registered     Offering Price       Aggregate         Amount of
  Securities to be Registered                   Shares        Per Share(1)      Offering Price   Registration Fee
-----------------------------------------------------------------------------------------------------------------
 Common Stock, par value $.10 per share          21,125         $19.97(2)        $  421,866          $2,738
 Common Stock, par value $.10 per share       1,067,183         $ 8.07(3)        $8,612,167
                                              ---------                          ----------
                                              1,088,308                          $9,034,033

================================================================================
_____________

(1) The offering price is to be computed pursuant to Rule 457(h) of the Securities Act of 1933.
(2) Weighted average exercise price per share of options to purchase 21,125 shares of Hollywood Park, Inc. common stock. These options were originally granted pursuant to the 1992 Director Option Plan of Boomtown, Inc. and were assumed by Hollywood Park, Inc., pursuant to that certain Agreement and Plan of Merger dated August 23, 1996, subject to an adjustment in the number of shares and exercise price of the original options.
(3) Weighted average exercise price per share of options to purchase 1,067,183 shares of Hollywood Park, Inc. common stock. These options were originally granted pursuant to the 1990 Stock Option Plan of Boomtown, Inc. and were assumed by Hollywood Park, Inc., pursuant to that certain Agreement and Plan of Merger dated August 23, 1996, subject to an adjustment in the number of shares and exercise price of the original options.

================================================================================

                               EXPLANATORY NOTE

     This registration statement relates to 1,088,308 shares of the Registrant's Common Stock issuable upon exercise of options previously granted pursuant to the 1990 Stock Option Plan and the 1992 Director Option Plan (the "Plans") of Boomtown, Inc. The Registrant has agreed pursuant to that certain Agreement and Plan of Merger dated August 23, 1996 to issue shares of Registrant Common Stock upon exercise of outstanding stock options, subject to adjustments in the number of shares and exercise price of the options, of Boomtown, Inc., which merged with HP Acquisition, Inc., a wholly-owned subsidiary of Registrant. The Plans have been filed as exhibits to this Form S-8.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.   PLAN INFORMATION

          Information required by Item I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

          Information required by Item 2 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

          The following documents heretofore filed by the Registrant under the Exchange Act with the Commission are incorporated herein by reference: (1) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1996; (2) the Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1997; and (3) the description of the Registrant's Common Stock set forth in the Registrant's Registration Statement on Form 8-A filed with the Commission on June 29, 1994.

          In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not Applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          None.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Section 145 of the Delaware General Corporation Law ("DGCL") provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

          As permitted by Section 102(b)(7) of the DGCL, the Registrant's Certificate of Incorporation, as amended, includes a provision that limits a director's personal liability to the Registrant or its stockholders for monetary damages for breaches of his or her fiduciary duty as a director. Article XIII of the Registrant's Certificate of Incorporation, as amended, provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty to the fullest extent permitted by the DGCL.

          As permitted by Section 145 of the DGCL, the Registrant's Bylaws provide that, to the fullest extent permitted by the DGCL, directors, officers and certain other persons who are made, or are threatened to be made, parties to, or are involved in, any action, suit or proceeding will be indemnified by the Registrant with respect thereto.

          The Registrant maintains insurance policies under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers of the Registrant.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not Applicable.

ITEM 8.   EXHIBITS.

EXHIBIT
NUMBER       DESCRIPTION
------       -----------
4.1          Specimen of Common Stock Certificate (1)
4.2          Boomtown, Inc. 1990 Stock Option Plan
4.3          Boomtown, Inc. 1992 Director Option Plan
5.1          Legal Opinion of Irell & Manella LLP
23.1         Consent of Irell & Manella LLP (included in legal opinion filed as
             Exhibit 5.1)
23.2         Consent of Arthur Andersen LLP

_______________

(1) Incorporated by reference to the Registrant's Registration Statement on Form S-1, as filed with the Securities and Exchange Commission (File No. 33-63840).

ITEM 9.   UNDERTAKINGS.

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                    (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) to include any material information with respect to
                          the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii)
                    --------  -------
                    do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 3rd day of July 1997.


                                        HOLLYWOOD PARK, INC.


                                        By: /s/ G. Michael Finnigan
                                           ------------------------------------
                                            G. Michael Finnigan
                                            President, Sports and Entertainment,
                                            Executive Vice President, Treasurer
                                            and Chief Financial Officer


                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints R.D. Hubbard and G. Michael Finnigan, and each of them, his attorneys-in-fact and agents, each with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of any or all of them, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


       SIGNATURE                           TITLE                         DATE
       ---------                           -----                         ----
/s/ R.D. Hubbard          Chairman of the Board, Chief              July 10, 1997
-----------------------   Executive Officer and Director
R.D. Hubbard              (Principal Executive Officer)

/s/ Harry Ornest          Vice Chairman of the Board                July 3, 1997
-----------------------   and Director
Harry Ornest

/s/ Donald M. Robbins     President and Assistant Secretary         July 8, 1997
-----------------------
Donald M. Robbins


       SIGNATURE                           TITLE                         DATE
       ---------                           -----                         ----
/s/ G. Michael Finnigan   Executive Vice President and Chief        July 3, 1997
-----------------------   Financial Officer (Principal Financial
G. Michael Finnigan       and Accounting Officer)


/s/ Peter L. Harris       Director                                  July 10, 1997
-----------------------
Peter L. Harris

/s/ J.R. Johnson          Director                                  July 3, 1997
-----------------------
J.R. Johnson

/s/ Robert T. Manfuso     Director                                  July 3, 1997
-----------------------
Robert T. Manfuso

/s/ Timothy J. Parrott    Director                                  July 10, 1997
-----------------------
Timothy J. Parrott

/s/ Lynn P. Reitnouer     Director                                  July 8, 1997
-----------------------
Lynn P. Reitnouer

/s/ Warren B. Williamson  Director                                  July 10, 1997
-----------------------
Warren B. Williamson

/s/ Delbert W. Yocam      Director                                  July 10, 1997
-----------------------
Delbert W. Yocam

                                 EXHIBIT INDEX
                                 -------------

EXHIBIT
NUMBER         DESCRIPTION
------         -----------
4.1            Specimen of Common Stock Certificate (1)
4.2            Boomtown, Inc. 1990 Stock Option Plan
4.3            Boomtown, Inc. 1992 Director Option Plan
5.1            Legal Opinion of Irell & Manella LLP
23.1           Consent of Irell & Manella LLP (included in legal opinion filed as Exhibit 5.1)
23.2           Consent of Arthur Andersen LLP

_______________

(1) Incorporated by reference to the Registrant's Registration Statement on Form S-1, as filed with the Securities and Exchange Commission (File No. 33-63840).